Obtaining Control of Credit Suisse Volaris US Strategies Fund A

As of April 30, 2015 Pershing owned 215,153 shares of the
Fund which represented 66.58% and Merchant Holdings ("Shareholder") owned 107,854 shares of the Fund which represented 33.38% of the
Fund. As of October 31, 2015, Pershing owned 215,153 shares of the Fund, which represented 66.58% of the Fund and Merchant
Holdings ("Shareholder"), owned 107,854 shares of the Fund,
which represented 33.38% of the Fund.     Accordingly,
both Merchant Holdings and Pershing continue to be a "controlling person" of the Fund.


Obtaining Control of Credit Suisse Volaris US Strategies Fund C

As of April 30, 2015 Merchant Holdings ("Shareholder") owned 107,895 shares of the Fund which represented 99.27% of the Fund. As of October 31, 2015 Merchant Holdings
("Shareholder") owned 107,895 shares of the Fund which represented 99.27% of the Fund. Accordingly, Shareholder continues to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Volaris US Strategies Fund I

As of April 30, 2015 Merchant Holdings ("Shareholder") owned
2,480,285 shares of the Fund which represented 93.36% of the Fund. As of October 31, 2015 Merchant Holdings ("Shareholder") owned 2,480,285 shares of the Fund which represented 93.27% of the Fund. Accordingly, Shareholder continues to be a controlling person of the Fund.